SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant /x/
                 Filed by a party other than the Registrant / /


                           Check the appropriate box:
                         / / Preliminary Proxy Statement
                / / Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))


                         /x/ Definitive Proxy Statement
                       / / Definitive Additional Materials
        / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                   PSINET INC.
                (Name of Registrant as Specified in Its Charter)


                  Payment of Filing Fee (Check the appropriate box):
                              /x/ No fee required.

             / / Fee computed on table below per Exchange Act Rules
                             14a-6(i)(1) and 0-11.


         (1) Title of each class of securities to which transaction applies: N/A
         (2)   Aggregate number of securities to which transaction applies:  N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):N/A
         (4)   Proposed maximum aggregate value of transaction: N/A
         (5)   Total fee paid: N/A


                     / / Fee paid previously with preliminary materials: N/A
           / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)     Amount Previously Paid: N/A
               (2)     Form, Schedule or Registration Statement No.: N/A
               (3)     Filing Party: N/A
               (4)     Date Filed: N/A

                                   PSINET INC.
                             510 Huntmar Park Drive
                             Herndon, Virginia 20170


                            ------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998



              The Annual Meeting of Shareholders of PSINET INC. (the "Company") will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on Wednesday, May 20, 1998, at 9:00 A.M. for the purpose of considering and acting upon the following matters:

                           (1)  The  election  of  three   directors  for  terms
                  expiring at the Company's 2000 Annual Meeting of Shareholders.

                           (2)  The   ratification   or   disapproval   of  the
                  appointment by the Board of Directors of Price Waterhouse LLP as independent accountants for the year ending December 31, 1998.

                           (3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

              Pursuant to the provisions of the By-Laws of the Company, the Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

              ALL SHAREHOLDERS ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.



                                             By Order Of The Board Of Directors,



                                             David N. Kunkel
                                             Secretary



April 10, 1998
Herndon, Virginia

                                   PSINET INC.
                             510 Huntmar Park Drive
                             Herndon, Virginia 20170


                            ------------------------



                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998

                                  SOLICITATION

         This Proxy Statement is being mailed to shareholders on or about April 10, 1998, in connection with the solicitation of proxies by the Board of Directors of PSINET INC., a New York corporation ("PSINet" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 20, 1998. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for such meeting. A copy of the 1997 Annual Report to Shareholders of the Company, which contains financial statements and related data, also accompanies this Proxy Statement.

         All proxies which are properly completed, signed and returned to the Company in time will be voted in accordance with the instructions thereon. Proxies may be revoked by any shareholder upon written notice to the Secretary of the Company prior to the exercise thereof and shareholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

         The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone and telegraph. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000. In addition, the Company has engaged the firm of MacKenzie Partners, Inc. as its proxy solicitor in connection with the Annual Meeting for a retainer of $10,000 plus such amount as may be agreed upon by the Company and MacKenzie Partners, Inc.

         The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately 50,981,175 shares of its common stock, $.01 par value (the "Common Stock"). Holders of the Company's Common Stock are entitled to one vote per whole share. Holders of fractional shares are entitled to exercise voting rights in proportion to their fractional holdings. A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting. A plurality of the votes cast by the holders of the shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the election of directors. A majority of the votes cast by the holders of the Company's Common Stock entitled to vote at the Annual Meeting is required for the ratification of the appointment of independent accountants.

         With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not affect the outcome of the voting in such election. With regard to other proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions and votes withheld for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but not as votes having been cast in respect of the voting on any proposal. Accordingly, such abstentions or votes withheld will not affect the outcome of the voting on any proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that all proposals being presented to shareholders at the Annual Meeting are proposals in respect of which brokers and other nominees typically have discretion. Accordingly, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these types of proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of these proposals, however, the Company intends to treat such broker non-votes as stated above.


                             PRINCIPAL SHAREHOLDERS

Common Stock

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 3, 1998, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each director and director nominee of the Company who owns shares of the Company's Common Stock; (iii) each executive officer named in the Summary Compensation Table appearing elsewhere herein; and (iv) all directors and executive officers of the Company as a group.


                                                      Amount             Percent
     Name of Beneficial Owner                 Beneficially Owned(1)     of Class
     -----------------------                  --------------------      --------

     IXC Internet Services, Inc................... 10,229,789(2)           20.1%
     William L. Schrader..........................  5,737,477(3)           11.3
     David N. Kunkel..............................    220,106(4)            *
     Harold S. Wills..............................    204,007(5)            *
     William H. Baumer............................     90,988(6)            *
     Edward D. Postal.............................     77,251(7)            *
     Volker Kleinn................................     44,104(8)            *
     Ralph J. Swett...............................     10,000(9)            *
     Ian P. Sharp.................................      4,375(10)           *
     William A. Wilson............................      4,375(10)           *
     Executive officers and directors as a group
     (24 persons).................................  7,385,755(11)          14.5
-------------------------------

*        Less than 1%

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

                        (footnotes continue on next page)

                    (footnotes continued from previous page)

(2) These shares were issued to IXC Internet Services, Inc. ("IXC") in consideration for the Company's acquisition from IXC on February 25, 1998 of noncancellable indefeasible rights of use in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth across the United States (which number of shares is equal to 19.99999% of the issued and outstanding shares of Common Stock as of such date after giving effect to the issuance of such shares and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants). IXC's address is City View Center, 1122 Capitol of Texas Highway South, Austin, Texas 78746. See "Certain Relationships and Transactions--Strategic Alliance with IXC."

(3) Includes (i) 427,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable, (ii) 2,170,457 shares which are pledged with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") in respect of a non-recourse loan of up to $4,800,000, of which $1,939,996.98 (including principal and interest) was outstanding as of April 3, 1998, which relates to a margin brokerage account Mr. Schrader maintains with Merrill Lynch and provides for a standard margin interest rate currently equal to 8.375% per annum, and (iii) 3,140,020 shares which are pledged with NationsBank in respect of two lines of credit providing Mr. Schrader with up to $2,250,000 on an aggregate basis, of which $2,043,959.54 (including principal and interest) was outstanding as of April 3, 1998, at an interest rate equal to the 30 day LIBOR rate plus 2.5% per annum. Does not include 1,227,435 shares beneficially owned by Mr. Schrader's wife. Mr. Schrader disclaims beneficial ownership of the shares beneficially owned by his wife. Mr. Schrader's address is c/o PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia, 20170.

(4) Includes 217,577 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 233,616 shares issuable upon the exercise of options which are not deemed to be presently exercisable or 30,571 shares beneficially owned by Mr. Kunkel's wife. Mr. Kunkel disclaims beneficial ownership of the shares beneficially owned by his wife.

(5) Includes 197,916 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 402,084 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(6) Includes 50,000 shares issuable upon the exercise of outstanding warrants and 1,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 1,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(7) Includes 62,451 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 212,549 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 35,104 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 109,896 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Does not include 10,229,789 shares beneficially owned by IXC, of which Mr. Swett is the chairman of the board. Mr. Swett disclaims beneficial ownership of the shares beneficially owned by IXC. See "Certain Relationships and Transactions--Strategic Alliance With IXC."

(10) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. In each case, does not include approximately 5,625 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(11) See notes (3) through (10) above. Includes also approximately 1,671,650 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to 23 executive officers and directors. Does not include approximately 2,552,393 shares issuable upon the exercise of outstanding options granted to 22 executive
         officers   and   directors   which  are  not  deemed  to  be  presently
         exercisable.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors will be divided into two classes consisting of at least three directors each and as nearly equal in number as possible, and that directors will be elected for terms of two years on a staggered basis. The Board of Directors is currently composed of seven directors, three whose terms expire in 1998 and four whose terms expire in 1999. Unless authority to vote for the election of a director is specifically withheld by appropriate designation on the face of the proxy, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of William H. Baumer, Ralph J. Swett and Harold S. Wills as directors to serve until the 2000 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

         All nominees presently are members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than three. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected to office. In such case, however, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

         Certain information concerning the nominees and directors continuing in office is set forth in the following table.


                                           Principal Occupation, Business
    Name                      Age           Experience and Directorships
    ----                      ---          ------------------------------

    Nominees For Terms
     Expiring In 2000

    William H. Baumer          65      Professor  of  Philosophy  at  the
                                       University  at Buffalo  since  1971.
                                       Acting Chairman of the Department  of
                                       Economics at the University at Buffalo
                                       from June 1992 until June 1995. Treasurer and Vice President of NYSERNet Inc.
                                       ("NYSERNet"), a provider of data
                                       networking services in New York State, from January 1986 to December 1990 and from December 1989 to December 1990, respectively. Director of the Company since 1993.

    Ralph J. Swett             63      Chairman of IXC Communications, Inc., the
                                       indirect parent company of IXC ("IXC
                                       Communications"), since its formation  in
                                       July 1992 and served as Chief Executive
                                       Officer and President of IXC
                                       Communications  from July 1992 to October
                                       1997. Prior thereto, served as Chairman
                                       of the Board and Chief Executive Officer of Communications Transmission, Inc.
                                       ("CTI")from 1986 to 1992.  From  1969  to
                                       1986, served in increasingly senior
                                       positions (Vice  President,President  and
                                       Chairman)of Times Mirror Cable Television
                                       ("TMCT"), a subsidiary of Times Mirror
                                       and a previous owner of IXC Carrier,Inc., the direct parent company of IXC ("IXC
                                       Carrier"), and as a Vice President of Times Mirror from 1981 to 1986. Served as
                                       Chairman  of IXC  Carrier  since
                                       1979 and  served  as its Chief  Executive
                                       Officer from 1986 to October 1997 and its President from 1991 to October 1997.
                                       Director  of the  Company since  February
                                       25, 1998, effective upon the closing of
                                       the Company's  transaction  with IXC as
                                       described herein under "Certain
                                       Relationships and Transactions--Strategic
                                       Alliance with IXC."

                         (table continues on next page)

                      (table continued from previous page)

                                           Principal Occupation, Business
    Name                      Age           Experience and Directorships
    ----                      ---          ------------------------------

    Harold S. Wills            56      Executive Vice President and Chief
                                       Operating Officer of the Company since
                                       April 1996 and Acting  Chief  Financial
                                       Officer of the Company from April 1996 to October 1996. Chief Operating Officer of
                                       Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Served in various capacities including Managing Director,
                                       International Computer Services,Technical
                                       Service Director and Sales  Director  of
                                       Granada Group PLC, a computer services
                                       provider, from September 1991 through
                                       September 1995. Director of the Company
                                       since April 1996.

    Directors Whose Terms
     Expire In 1999

    David N. Kunkel            55      Senior Vice President of  the  Company
                                       since September 1996, Secretary, Vice
                                       President and General  Counsel of the
                                       Company since September, July and June
                                       1995, respectively. Vice President of
                                       International Operations of the Company
                                       from April 1996 to September 1996. Senior
                                       Counsel to Nixon, Hargrave, Devans &
                                       Doyle LLP, outside counsel for the
                                       Company, from July 1995 through December
                                       1995. Partner of Nixon, Hargrave, Devans
                                       & Doyle LLP from January  1979 until July
                                       1995. Outside counsel to NYSERNet, from
                                       1986 until 1989 and to the Company from
                                       its inception until July 1995. Director of the Company since 1995.

    William L. Schrader        46      Founder of the Company.  Chairman of th
                                       Board of Directors, President and Chief
                                       Executive Officer of the Company, since
                                       inception. President and Chief  Executive
                                       Officer of NYSERNet from January 1986 to
                                       December 1989.  Co-founder and Executive
                                       Director of Cornell Theory Center, a
                                       supercomputer center, from May 1984 until February 1987. Director of the Company since inception.

    Ian P. Sharp               66      Retired.  President and founder of I. P.
                                       Sharp Associates, a software development company, from December 1964 through July
                                       1989. Director of the Company since
                                       September 1996.


                         (table continues on next page)

                      (table continued from previous page)

                                           Principal Occupation, Business
    Name                      Age           Experience and Directorships
    ----                      ---          ------------------------------

    Directors Whose Terms
     Expire In 1999 (cont.)

    William A. Wilson          52      Vice President, Finance and Chief
                                       Financial Officer of XCOM Technologies,
                                       Inc., a competitive local exchange
                                       carrier, since February 1998. Consultant to several private companies from October
                                       1997 to February 1998.  Senior Vice
                                       President, Finance and Chief Financial
                                       Officer of Computervision Corporation, a software publishing and development company,from June 1997 to October 1997.
                                       Executive Vice President and Chief
                                       Financial  Officer of Arch Communications
                                       Group, Inc., a wireless messaging
                                       company, from June 1996 to June 1997 and Vice President, Finance and Chief
                                       Financial Officer of Arch  Communications
                                       Group, Inc. from January 1989 to June
                                       1996.  Director  of  the  Company  since
                                       September 1996.


Board of Directors and Committees of the Board

         The Board of Directors met 17 times during the year ended December 31, 1997. Each of the directors attended 75% or more of the meetings held by the Board of Directors and any Committees of the Board of Directors on which such person served during the last fiscal year.

         The Company's Board of Directors has three committees, the Audit Committee, the Compensation Committee and the Financing Committee. The Audit
Committee met six times during the year ended December 31, 1997. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Baumer, Sharp and Wilson.

         The Compensation Committee met seven times during the year ended December 31, 1997. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's Executive Stock Option Plan, Executive Stock Incentive Plan and
Strategic Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Baumer, Schrader and Swett.

         The Financing Committee was formed in December 1997 and did not meet during the year ended December 31, 1997. The Financing Committee may authorize and approve debt financings, lease financings and equity financings subject to certain limitations. The current members of the Financing Committee are Messrs. Baumer, Schrader and Wilson.

Compensation of Directors

         Directors, other than those who also are employees or consultants of the Company or are serving on the Board of Directors as representatives of a shareholder, receive annual fees of $5,000 and are eligible for awards under the Company's Directors Stock Incentive Plan (the "Directors' Plan"). The Directors' Plan provides for initial option grants with respect to 10,000 shares of Common Stock ("Initial Grants") to be made to each eligible director upon his or her first election to the Company's Board of Directors and, thereafter, for annual grants of options to purchase 2,000 shares of Common Stock to be made to each eligible director who has served on the Company's Board of Directors for at least 12 months. Each of Messrs. Sharp and Wilson received Initial Grants upon their election to the Company's Board of Directors in accordance with the Directors' Plan. In addition, directors who are not also officers of the

Company receive fees of $1,000 per day for committee meetings and consultations not in conjunction with a Board of Directors meeting. Directors also are reimbursed for certain reasonable expenses incurred in attending Board or committee meetings. The Company has issued to Mr. Baumer warrants to purchase 25,000 shares of Common Stock for $1.60 per share in return for Mr. Baumer's services as a director of the Company. Mr. Baumer also holds warrants to purchase an additional 25,000 shares in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became fully vested effective September 9, 1996. Other than these fees and awards and the warrants issued to Mr. Baumer, no member of the Board of Directors receives any fees or other compensation for serving in such capacity.

Executive Officers

         The following table sets forth certain information concerning the executive officers of the Company.

Name                          Age                Title
----                          ---                -----

Senior Executive Officers:
William L. Schrader            46      Chairman of the Board of Directors,
                                       President and Chief Executive Officer
                                       (Founder)
Harold S. Wills                56      Executive Vice President, Chief Operating
                                       Officer and Director
David N. Kunkel                55      Senior Vice President, General Counsel,
                                       Secretary and Director
Edward D. Postal               42      Senior Vice President and Chief Financial
                                       Officer
John J. Chidester              39      Senior Vice President, U.S. Sales and
                                       Marketing

Vice Presidents:
Anthony A. Aveta               51      Vice President and Chief Information
                                       Officer
Mary-Ann Carolan               37      Vice President
Charles P. Cary                43      Vice  President, Product Manager and
                                       Development, Corporate Network Services
William P. Cripe               47      Vice President, Human Resources
James R. Davin                 41      Vice President and Chief Technical
                                       Officer
Mark S. Fedor                  34      Vice President, Engineering
Richard R. Frizalone           40      Vice President,  Alliances and Business
                                       Development, Corporate Network Services
Harry G. Hobbs                 44      Vice President, Customer Administration
Kathleen B. Horne              40      Vice President and Assistant General
                                       Counsel
Volker Kleinn                  58      Vice President, European Operations
John F. Kraft                  46      Vice President, Carrier and ISP Services
Mitchell Levinn                38      Vice President, Network Operations
Michael Mael                   41      Vice President, Application and Web
                                       Services
Michael J. Malesardi           37      Vice President and Controller
John B. Muleta                 33      Vice President

         William L. Schrader is the founder of the Company and has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception. Prior to forming the Company, Mr. Schrader served as President and Chief Executive Officer of NYSERNet from January 1986 to December 1989. Mr. Schrader also was a co-founder, and, from May 1984 until February 1987, served as Executive Director of the Cornell Theory Center, a National Science Foundation supercomputer center.

         Harold S. Wills has served as a director and Executive Vice President and Chief Operating Officer of the Company since April 1996 and as Acting Chief Financial Officer of the Company from April 1996 to October 1996. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Mr. Wills also held various positions including, Managing Director, International Computer Services, Technical Service Director and Sales Director of Granada Group PLC, a computer services provider, from September 1991 through September 1995.

         David N. Kunkel has served as Senior Vice President of the Company since September 1996, as a director and Secretary of the Company since September 1995, as Vice President of the Company since July 1995 and as General Counsel of the Company since June 1995. Mr. Kunkel also served as Vice President of International Operations of the Company from April 1996 to September 1996 and as Senior Counsel to Nixon, Hargrave, Devans & Doyle LLP, outside counsel to the Company, from July 1995 through December 1995. Prior to July 1995, Mr. Kunkel was a partner with the law firm of Nixon, Hargrave, Devans & Doyle LLP for 16 years and served as outside counsel to NYSERNet from 1986 until 1989 and to the Company from its inception until July 1995.

         Edward D. Postal has served as Senior Vice President and Chief Financial Officer of the Company since August 1997 and served as Vice President and Chief Financial Officer of the Company since October 1996. Prior to joining the Company, Mr. Postal served as Senior Vice President, Chief Financial Officer and a director of The Hunter Group, Inc., a systems integration consulting firm, from March 1995 to October 1996, as Vice President and Chief Financial Officer of The Wyatt Company, an international employee benefits and human resources consulting firm (currently Watson Wyatt Worldwide), from December 1991 to October 1994 and as controller/treasurer of The Wyatt Company from November 1985 to December 1991. From 1981 to November 1985, Mr. Postal served in various financial management positions at Satellite Business Systems, a satellite communications company acquired by MCI Communications Corp. ("MCI") in 1985, and, prior thereto, held various positions at Touche Ross & Co. (currently Deloitte & Touche LLP).

         John J. Chidester has served as Senior Vice President of the Company since November 1997. Prior to joining the Company, Mr. Chidester served as Vice President Enterprise Management Services of MCI Systemhouse, Inc., a systems integration, consulting and technology deployment company, from March 1997 to November 1997, as Executive Vice President Sales and Marketing of XLConnect Solutions, Inc., a systems integration company, from March 1996 to January 1997, and as Vice President Sales of MCI from 1980 to March 1996.

         Anthony A. Aveta has served as Vice President and Chief Information Officer of the Company since September 1997. Prior to joining the Company, Mr. Aveta served as Chief Information Officer at CACI International Inc, a professional services and software products company, since June 1995. Prior thereto, Mr. Aveta served as Center Director for the Network Integrations Division of Computer Sciences Corporation, a software product services and outsourcing company, since June 1994 and in various positions at Science Applications International Corporation, a systems integrator, from 1989 to 1994.

         Mary-Ann Carolan has served as Vice President, International Support of the Company since September 1997, served as Vice President, Customer Administration of the Company from May 1996 to September 1997, and served as Vice President, Consumer Support of the Company from November 1995 to April 1996. From November 1989 until November 1995, Ms. Carolan held various positions with the Company, including Assistant Director for Individual Support, Assistant Sales Manager, Systems Administrator and Customer Support Administrator.

         Charles P. Cary has served as Vice President, Product Management and Development, Corporate Network Services of the Company since February 1998, served as Acting Director of Marketing of the Company from September 1997 to February 1998, and served as Planning Director of the Company from June 1997 to September 1997. Prior to joining the Company, Mr. Cary served in various positions at Pacific Telesis Group, Inc., a Regional Bell Operating Company, including Executive Director, Financial and Strategic Planning from September 1996 to June 1997, Managing Director of TELE-TV Systems (a partnership of Pacific Telesis, Bell Atlantic and NYNEX providing digital entertainment services over wireless and broadband networks) from May 1995 to August 1996, Executive Director, Finance of Telesis Enhanced Services from February 1994 to April 1995 and other managerial positions from April 1986 to January 1994.

         William P. Cripe has served as Vice President, Human Resources of the Company since January 1998. Prior to joining the Company, Mr. Cripe was employed as a consultant at Dinte Resources, a management consulting firm, from October 1997 to January 1998, in which capacity he provided consulting services to the Company. Prior thereto, Mr. Cripe served as Vice President, Human Resources of Software AG Americas, a software development and sales company, from August 1990 to April 1997, and as Vice President, Human Resources of The Milton Company, a real estate development company, from August 1987 to August 1990.

         James R. Davin has served as Vice President and Chief Technical Officer of the Company since February 1997. From January 1995 until February 1997, Mr. Davin held various positions with the Company, including Assistant Director of Engineering, Assistant Director of New Product Development and Senior Scientist. Prior to joining the Company, Mr. Davin served as a member of the technical staff of Bell Communications Research Inc., a telephone engineering and consulting company, from August 1992 to January 1995, as a member of the research staff at the Massachusetts Institute of Technology from June 1988 to August 1992 and as an engineer for Proteon Inc., a provider of network access solutions, from February 1987 to June 1988.

         Mark S. Fedor has served as Vice President, Engineering of the Company since February 1997. From November 1989 until February 1997, Mr. Fedor held various positions with the Company, including Director of Engineering.

         Richard R. Frizalone serves as Vice President, Alliances and Business Development in Corporate Network Services of the Company as of December 1, 1997 and served as Vice President, Corporate Sales of the Company from October 1996 to December 1997. During the period from March 1995 to October 1996, Mr. Frizalone served as Area Vice President-Distribution and Planning for Bell Atlantic Communications, Inc. and as Vice President and Chief Marketing Officer of Telezone Corporation and Director-Marketing and Sales for Bell Atlantic International. From March 1994 to February 1995, Mr. Frizalone was Director of Sales and Marketing for Comcast Cellular One and, from November 1990 to March 1994, Mr. Frizalone was Director of Sales for McCaw Cellular One.

         Harry G. Hobbs has served as Vice President, Customer Administration of the Company since September 1997. Prior to joining the Company, Mr. Hobbs served as Vice President, Customer Care for American Personal Communications, LP, a provider of wireless communications services and an affiliate of Sprint Spectrum, from February 1995 to August 1997. Prior thereto, Mr. Hobbs served in various positions in the Customer Service, Operations and Large Account Support groups at MCI, including Vice President, Global Customer Service from September 1993 to February 1995, Director, Operations from March 1992 to February 1995 and Director, Large Account Group from November 1990 to March 1992.

         Kathleen B. Horne has served as Vice President of the Company since January 1998 and as Assistant General Counsel of the Company since April 1996. Prior to joining the Company, Ms. Horne was a partner, since January 1996, and an associate, from September 1986 to December 1995, with the law firm of Nixon, Hargrave, Devans & Doyle LLP, outside counsel to the Company.

         Volker Kleinn has served as Vice President, European Operations of the Company since April 1997. Prior to joining the Company, Mr. Kleinn was employed as a free-lance consultant advising a U.S.-based virtual reality software company in establishing business operations in Europe from January 1997 to April 1997 and served as Vice President Europe of Sense8, a U.S.-based virtual reality software company, from January 1996 to December 1996. Prior thereto, Mr. Kleinn was employed as a free-lance consultant advising several Swiss and French software companies from July 1995 to December 1995, served as President of Megalon S.A., a Swiss software publishing company, from February 1994 to June 1996 and served as Vice President Europe of Autodesk, Inc., a leading supplier of various software products, from February 1990 to January 1994.

         John F. Kraft has served as Vice President, Carrier and ISP Services of the Company since December 1997, served as Vice President, Wholesale Network Services of the Company from July 1997 to December 1997 and was the General Manager of Wholesale Network Services of the Company from July 1996 to July 1997. Prior to joining the Company, Mr. Kraft served as a Director of Sales of the Mid-Atlantic Division of MCI Business Services, a unit of MCI, from February 1986 to July 1997.

         Mitchell Levin has served as Vice President, Network Operations of the Company since February 1995. Prior thereto, Mr. Levinn had been Director of Operations of the Company since its inception. Prior to joining the Company, Mr. Levinn served as Director of the Computer Science Laboratory of the Computer Science Department at Rensselaer Polytechnic Institute from June 1985 to December 1990.

         Michael Mael has served as Vice President, Application and Web Services of the Company since December 1997, served as Vice President, Web Services of the Company from September 1997 to December 1997 and served as General Manager, PSINet Web Business of the Company from May 1997 to August 1997. Prior to joining the Company, Mr. Mael served in various positions in the Business Management and Marketing groups at MCI, including Director, Business Management, Director, Marketing and Director, Strategic Alliances, from

February 1992 to May 1997. From July 1990 to February 1992, Mr. Mael was employed as a consultant at Aladdin Partners, an independent management consulting firm.

         Michael J. Malesardi has served as Vice President and Controller of the Company since July 1997. Prior to joining the Company, Mr. Malesardi served as Director of Financial Administration of Watson Wyatt Worldwide, an international employee benefits and human resources consulting firm ("Watson Wyatt"), from April 1995 to May 1997 and as Controller of Watson Wyatt from February 1992 to April 1995. From September 1982 to February 1992, Mr. Malesardi held various positions at Price Waterhouse LLP, the latest as Senior Audit Manager.

         John B. Muleta has served as Vice President of the Company since February 1998. Prior to joining the Company, Mr. Muletta served in various positions with the Federal Communications Commission (the "FCC"), including Deputy Chief of the FCC's Common Carrier Bureau, which regulates U.S. telephone and mass media communications, from September 1997 to February 1998, Chief, Enforcement Division, of the FCC's Common Carrier Bureau from July 1995 to September 1997 and Attorney Advisor of the FCC's Office of Plans and Policy from December 1994 to June 1995. From September 1993 to December 1994, Mr. Muletta was employed as a consultant in the Telecommunications and Media Consulting Group at Coopers & Lybrand. Prior thereto, Mr. Muletta attended the University of Virginia School of Law and Colgate University Darden Graduate School of Business Administration, receiving his MBA/JD in May 1993.

         Each of the Company's executive officers serves at the pleasure of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1997 and written representations from certain reporting persons, that Mr. Kleinn was inadvertently late in filing a Form 4 reporting a purchase of 4,000 shares of the Company's Common Stock on November 13, 1997 and Mr. Kraft was inadvertently late in filing a Form 4 reporting a purchase of 3,000 shares of the Company's Common Stock on November 13, 1997.

                                          EXECUTIVE COMPENSATION

         Summary Compensation. The following table sets forth in summary form the compensation paid by the Company to its chief executive office and to each of its four most highly compensated executive officers other that the chief executive officer as of December 31, 1997 for services rendered to the Company in all capacities.




                                             Summary Compensation Table


                                                       Annual Compensation                   Long-Term
                                           ----------------------------------------------  -------------
                                                                                            Compensation
                                                                                               Awards
                                                                                           -------------


                                                                                              Securities           All Other
Name and                                                                   Other Annual      Underlying         Compensation($)
Principal Position                Year     Salary ($)   Bonus (1)($)     Compensation ($)     Options(#)
-------------------               ----     ----------   ------------    ----------------    ------------       ---------------
William L. Schrader               1997     $248,519     $150,000         $ 7,457(2)              _              $3,135(3)
  Chairman, President and         1996      194,471        2,438           2,015(2)              _               3,135(3)
  Chief Executive Officer         1995      169,104       45,514           6,245(2)              _               2,635(3)

David N. Kunkel (4)               1997     $299,327     $100,000         $ 6,550(5)          100,000(6)         $3,125(7)
  Senior Vice President,          1996      272,596      103,438          88,474(8)          251,193(9)(12)          _
  General Counsel and             1995       77,038      106,323(10)      25,988(11)                                 _
  Secretary

Harold S. Wills(13)               1997     $252,654     $100,000         $ 9,929(14)         250,000(15)        $3,125(7)
  Executive Vice President and    1996      146,154       77,500          30,825(16)         250,000(17)              _
  Chief Operating Officer

Edward D. Postal(18)              1997     $204,077     $ 75,000         $ 6,880(19)          75,000(20)        $3,125(7)
  Senior Vice President and       1996       34,865       60,872                _            100,000(21)             _
  Chief Financial Officer

Volker Kleinn(22)                 1997     $164,784     $ 99,557                _            125,000(21)             _
  Vice President,
  European Operations

----------------------------


(1) Amounts reported in respect of a particular fiscal year reflect bonuses earned for services rendered in that fiscal year regardless of when paid.

(2) Consists of (i) $5,107 and $6,245 paid to Mr. Schrader with respect to installation of a security system at Mr. Schrader's home in 1997 and 1995, respectively, and (ii) a car allowance of $2,350 and $2,015 1996 and 1997, respectively.

(3) Consists of: (i) insurance premiums in the amount of $2,135 paid by the Company in each of 1995, 1996 and 1997 with respect to the proportionate beneficial interest of Mr. Schrader's spouse in an insurance policy on Mr. Schrader's life and (ii) matching contributions made to Mr. Schrader's account under the Company's 401(k) Plan in the amount of $500 in 1995 and in the amount of $1,000 in each of 1996 and 1997.

(4) Mr. Kunkel joined the Company as General Counsel in June 1995. Accordingly, no information is provided for periods prior thereto with respect to Mr. Kunkel.

(5) Consists of (i) payments made to Mr. Kunkel in connection with his relocation as follows: $830 for certain closing costs on the sale of his primary residence and $2,176 for certain carrying costs for his residence pending such sale and (ii) a car allowance of $3,544.

(6)      Issued pursuant to the Company's Executive Stock Option Plan.

                        (footnotes continue on next page)

                    (footnotes continued from previous page)

(7) Consists of matching contributions made to the named officer's account under the Company's 401(k) Plan in the years indicated.

(8) Consists of payments made to Mr. Kunkel in connection with his relocation as follows: $52,175 pursuant to an agreement to guarantee Mr. Kunkel a minimum price on the sale of his primary residence and $36,299 for certain carrying costs for his residence pending such sale.

(9) Consists of options issued in connection with a company-wide repricing of certain previously granted options as of April 5, 1996. Does not include options with respect to 18,494 shares granted in February 1996 (with respect to 1995) which were replaced in connection with such repricing or options with respect to 75,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(10) Includes a signing bonus of $50,000 and a performance bonus of $50,000 paid to Mr. Kunkel pursuant to his employment agreement with the Company.

(11) Consists of payments made to Mr. Kunkel in connection with his relocation as follows: $13,456 for moving expenses, $9,200 for certain costs on his new home and $3,332 for installation of a security system at his new home.

(12) Does not include options with respect to 251,193 shares issued under the Company's Executive Stock Incentive Plan pursuant to Mr. Kunkel's employment agreement with the Company which were replaced in connection with a company-wide repricing as of April 5, 1996. See footnote 9 above.

(13)     Mr. Wills joined  the  Company as Executive  Vice  President  and Chief
         Operating   Officer  in  April 1996.  Accordingly,  no  information  is provided for periods prior thereto with respect to Mr. Wills.

(14) Consists of (i) $6,051 paid to Mr. Wills for installation of a security system at his home and (ii) a car allowance of $3,878.

(15) Consists of (i) 200,000 options issued under the Company's Executive Stock Option Plan and (ii) 50,000 options issued under the Company's Executive Stock Incentive Plan.

(16) Consists of (i) payments made to Mr. Wills in connection with his relocation as follows: $15,271 for certain closing costs on his new home and $15,298 for moving expenses and (ii) a car allowance of $256.

(17) Consists of options issued under the Company's Executive Stock Incentive Plan. Does not include options with respect to 100,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(18) Mr. Postal joined the Company as Vice President and Chief Financial Officer in October 1996. Accordingly, no information is provided for periods prior thereto with respect to Mr.
         Postal.

(19)      Represents a car allowance to Mr. Postal.

(20) Consists of (i) 38,950 options issued under the Company's Executive Stock Option Plan and (ii) 36,050 options issued under the Company's Executive Stock Incentive Plan.

(21)     Issued pursuant to the Company's Executive Stock Incentive Plan.

(22) Mr. Kleinn joined the Company as Vice President, European Operations in April 1997. Accordingly, no information is provided for periods prior thereto with respect to Mr.
         Kleinn.

         Option Grants. The following table sets forth certain information, as of December 31, 1997, concerning individual grants of stock options made during the fiscal year ended December 31, 1997 to the persons named in the Summary Compensation Table above.


                                               Option Grants in 1997

                                               Individual Grants
                        ----------------------------------------------------------------

Name                       Number of         Percent of Total    Exercise     Expiration      Potential Realizable
                           Securities         Options Granted    Price           Date                Value
                       Underlying Options     To Employees in      $/sh)                    At Assumed Annual Rates
                           Granted(#)         Fiscal Year(1)                                 Of Stock Appreciation
                                                                                                For Option Term
----                     ------------         --------------     -------       ---------     ------------------------
                                                                                                5%            10%
                                                                                               ---            ---
David N. Kunkel             100,000(2)             2.07%            $7.00      03/12/07      $440,226     $1,115,620
Harold S. Wills             200,000(2)             4.13%            $7.00      03/12/07      $880,452     $2,231,239
                             50,000(3)             1.03              8.25      10/18/07       259,419        657,419

Edward D. Postal             38,950(2)              .81%            $7.00      03/12/07      $171,468       $434,534
                             36,050(3)              .75              8.25      10/18/07       187,041        473,999

Volker Kleinn               125,000(3)             2.58%            $5.88      04/23/07      $461,844     $1,170,405

---------------------


(1) Based upon total grants of options in respect of 4,841,600 shares of Common Stock made during 1997.

(2) Granted under the Company's Executive Stock Option Plan. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(3) Granted under the Company's Executive Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to the continued employment by the Company on each of such dates.

         Under each of the Company's Executive Stock Incentive Plan, Executive Stock Option Plan, Directors Stock Incentive Plan and Strategic Stock Incentive Plan, upon the acquisition of beneficial ownership of 30% or more of the Company's outstanding Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change in control events specified in such plans, including certain mergers, consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights will become fully exercisable and all restricted stock awards will become immediately vested.

         Aggregate Year-End Option Values. The following table provides information concerning the number of unexercised options held by the individuals named in the Summary Compensation Table as of December 31, 1997. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1997.


                            Aggregated Option Exercises 1997 and Year-End Option Values

                                                               Number of
                                                         Securities Underlying        Value of Unexercised
                                                          Unexercised Options         In-the-Money Options
                                                             At December 31,           at December 31,
                                                                 1997(#)                     1997($)(1)
                                                       --------------------------  --------------------------
                        Shares Acquired     Value
Name                     On Exercise(#)    Realized    Exercisable  Unexercisable  Exercisable  Unexercisable
                         -------------     --------    -----------  -------------  -----------  -------------
William L. Schrader           1,000         $ 4,275       361,400        65,600     $1,133,935     $231,240
David N. Kunkel                  -               -        174,359       176,835             -            -
Harold S. Wills                  -               -        139,583       360,417             -            -
Edward D. Postal                 -               -         37,972       137,028             -            -
Volker Kleinn                    -               -         20,833       104,167             -            -
                                                          -------      --------     ------------   ----------
                                                          734,147       844,047      1,133,935      231,240

---------------------


(1) Based upon a closing price of $5.125 on December 31, 1997, as reported on The Nasdaq Stock Market.

         Employment Agreements. The Company has employment agreements with and each of Messrs. Kunkel, Wills, Postal and Kleinn. The Company also has employment agreements with most of its other executive officers other than Mr. Schrader pursuant to which they serve in their respective capacities.

         Mr. Kunkel's employment agreement provides for a five-year term ending in June 2000 and a current annual base salary of $315,000, and also provides for a performance bonus of $100,000 or greater for each of 1997 and subsequent years as determined by the Compensation Committee.

         Mr. Wills's employment agreement provides for a three-year term ending April 1999 and a current annual base salary of $315,000, and also provides for a performance bonus of $75,000 or greater in 1997 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

         Mr. Postal's employment agreement provides for a three-year term ending October 1999 and a current annual base salary of $236,250, and also provides for a performance bonus of $60,000 or greater for each of 1997 and subsequent years as determined by the Compensation Committee.

         Mr. Kleinn's employment agreement provides for a three-year term ending April 2000 and a current annual base salary of SFr. 360,000 (equivalent to $247,176 as of December 31, 1997), and also provides for a performance bonus of SFr. 220,000 (equivalent to $151,052 as of December 31, 1997) in 1997, prorated based upon the number of days Mr. Kleinn was employed by the Company in 1997, and for performance bonuses in subsequent years, subject to achievement of certain performance objectives, as determined by the Company's Chief Operating Officer.

         These employment agreements also provide for standard employee benefits, including, without limitation, participation in the Company's 401(k) plan and bonus plan as well as life, health, accident and disability insurance. These agreements also provide for a 24-month non-competition period. If the Company elects to enforce such non-competition restrictions, these officers are entitled, for a period of 24 months after termination of their employment, to receive their then current base salary and all benefits being provided to them at the time of termination. Options awarded pursuant to these agreements are subject to immediate vesting upon the occurrence of certain change in control events.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee currently is composed of Messrs. Baumer and Swett, each a non-employee director of the Company, and Mr. Schrader. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

Compensation Philosophy and Policy

         The Company's compensation program generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing shareholder value. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives. The Company's compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options and restricted Common Stock. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's shareholders.

         Base Salary. During 1997, the Company had employment agreements with each of Messrs. Kunkel, Wills, Postal and Kleinn, as well as with most of the other individuals who served as executive officers during such period, other than Mr. Schrader, whose employment agreement expired on March 10, 1996. Following the expiration of his employment agreement in March 1996, the Board of Directors determined not to enter into a new employment agreement with Mr. Schrader. Mr. Schrader's compensation was determined based upon his leadership of the Company in setting and pursuing its financial, operational and strategic objectives. Mr. Schrader did not participate as a member of the Compensation Committee in determining his compensation.

         Until May 1995, the Company was a private company and senior management of the Company possessed primary responsibility for establishing base salaries for its executive officers and key employees of the Company. The Company's most direct competitors, like the Company, have been, until recently, private companies and, prior to going public, have not publicly disclosed executive compensation, financial condition or operating performance information. Accordingly, the Company generally did not consider the compensation paid by other Internet service providers or other companies similar to the Company in determining the base pay levels and increases for its executive officers and other key employees prior to 1995. The Company considered the experience of the individual, the scope and complexity of the position and the size and growth rate of the Company as well as the salary payable to Mr. Schrader in setting base salaries for these officers and employees. During 1997, in addition to the factors discussed above, the Company also considered the compensation paid by the Company's competitors, when such information was available to the Company, in making these compensation decisions. Due to the increasingly competitive nature of the Company's industry segment, this factor is expected to continue to grow in importance to the Company as it assesses its compensation structure in the future in order to ensure its ability to attract and retain highly qualified executives.

         Bonus Plans. All full-time employees of the Company are eligible to receive bonuses, which are tailored for each department to specific criteria for participation and compensation and are based upon contributions made by their respective groups to the Company's overall performance. Executive officers of the Company, to the extent they are not already entitled to receive a bonus pursuant to their respective employment agreements, are eligible for bonuses under this general program. No payments under the Company's general bonus program were made to Messrs. Schrader, Kunkel, Wills, Postal or Kleinn during 1997. Bonuses were paid to each of these officers (other than Mr. Schrader) during 1997 pursuant to their employment agreements with the Company. See "Executive Compensation--Employment Agreements." In determining the level of bonus paid to Mr. Schrader in 1997, the Compensation Committee, in addition to consideration of Mr. Schrader's individual performance, took particular note of the Company's achievements in the following key areas: the significant expansion and enhancement of the Company's network through its acquisition from IXC of noncancellable indefeasible rights of use in up to 10,000 equivalent route miles of fiber-based OC-48 bandwidth and the continued expansion of the Company's international presence through strategic acquisitions of Internet service providers in Canada, France and Switzerland.

         Stock Awards. To promote the Company's long-term objectives, stock awards are made to directors, officers and employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made to officers and employees pursuant to the Company's Executive Stock Option Plan, in the form of incentive stock options and non-qualified stock options, and since 1995, pursuant to the Company's Executive Stock Incentive Plan, in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards, and to directors pursuant to the Company's Directors Stock Incentive Plan, in the form of non-qualified stock options. The Company also makes awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants to key personnel in connection with acquisitions, mergers, strategic alliances and other business combinations pursuant to its Strategic Stock Incentive Plan.

         Stock options represent rights to purchase shares of the Company's Common Stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee at a price per share specified on the date of grant of the option (which may not be less than the fair market value on the date of the grant). Stock options expire at the conclusion of a fixed term (generally 10 years).

         Stock appreciation rights may be granted in tandem with options and, upon exercise, entitle the holder to receive cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of fair market value per share of the Common Stock on the exercise date multiplied by the number of shares with respect to which the right is exercised over the option exercise price for such number of shares.

         Restricted stock awards consist of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the Compensation Committee at the time of the award.

         Since the stock options, stock appreciation rights and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. The Company intends that these awards will strengthen the focus of its directors, officers and employees on managing the Company from the perspective of a person with an equity stake in the Company.

         In selecting recipients and the size of grants, the Compensation Committee considers various factors such as the potential of the recipient, the salary of the recipient and competitive factors affecting the Company's ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and Company performance.

         No stock awards were made during 1997 to Mr. Schrader. Messrs. Kunkel, Wills and Postal were awarded options to purchase 100,000, 200,000 and 38,950 shares of the Company's Common Stock, respectively, under the Company's Executive Stock Option Plan during 1997. Messrs. Wills, Postal and Kleinn were awarded options to purchase 50,000, 36,050 and 125,000 shares of the Company's Common Stock, respectively, under the Company's Executive Stock Incentive Plan during 1997. Awards made to other executive officers during 1997 consisted of options to purchase an aggregate of 960,000 shares under the Company's Executive Stock Incentive Plan. Total option awards under the Company's Executive Stock Option Plan and the Company's Executive Stock Incentive Plan were made during 1997 with respect to 338,950 and 4,313,650 shares of Common Stock, respectively. Options to purchase 185,000 shares of Common Stock were awarded under the Company's Strategic Stock Incentive Plan during 1997. Awards made to directors during 1997 consisted of options with respect to 4,000 shares of Common Stock under the Company's Directors Stock Incentive Plan.

         Tax Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code (the "Code") imposed limitations upon the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as shareholder approval). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Code, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Compensation Committee determine that such an action is in the best interests of the Company.


                                                     COMPENSATION COMMITTEE

                                                     William H. Baumer, Chairman
                                                     William L. Schrader
                                                     Ralph J. Swett

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based upon the market price of the Company's Common Stock as reported by The Nasdaq Stock Market, with the cumulative total return of companies in the Nasdaq Composite Index, the Nasdaq Telecommunications Index and an Internet industry peer group (the "Peer Group") for the period from May 1, 1995 through December 31, 1997. Prior to May 1, 1995, the Company's Common Stock was not publicly traded. The Peer Group is comprised of Bolt, Beranek and Newman Inc. ("BBN"), Digex Inc. ("Digex") and NETCOM On-Line Communications Services, Inc.
("NETCOM").

         Due to recent acquisitions of BBN by GTE Corporation, Digex by Intermedia Communications, Inc. and NETCOM by ICG Communications Inc., the companies comprising the Peer Group (which were selected for purposes of this comparison last year) are no longer independent public companies whose stock price performance can be separately compared against the Company's. Moreover, as a result of other recent moves toward consolidation within the Internet industry (e.g., the WorldCom, Inc. ("WorldCom")/ MFS Communications Inc./UUNet Technologies, Inc. consolidation and WorldCom's pending acquisition of MCI), the Company believes that there currently is an insufficient number of publicly traded direct competitors of the Company to formulate a meaningful Internet industry peer group for 1997. As a result, the Company believes that the Nasdaq Telecommunications Index is comprised of a broader, more representative group of companies doing business in the same general industry as the Company than the companies comprising the Peer Group. While the Company still considers these companies to be competitors, they are now owned by larger telecommunications companies engaged in different industry sectors and it is not practicable to distinguish the extent to which these different sectors may have impacted these companies' respective stock prices.


         [GRAPH  comparing the performance of the Company with Nasdaq  Composite
         Index, Nasdaq telecom Index and Peer Group based on the following data]

-----------------------------------------------------------------------------------------------------------------------
                         5/2/95    6/95     9/95   12/95    3/96    6/96   9/96   12/96    3/97    6/97    9/97   12/97
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
PSINet                   100.00   99.61   140.98  150.00   63.52   75.41  71.31   71.31   48.36   49.18   52.87   33.61
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Nasdaq Composite Index   100.00  110.97   124.04  125.10  131.64  142.38 147.45  154.70  146.38  173.21  202.51  189.92
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Nasdaq Telecom Index     100.00  109.80   123.74  125.66  132.17  136.32 128.23  128.45  119.43  149.92  174.03  189.80
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Peer Group               100.00  133.07   197.11  195.79  124.24  119.10  86.24   96.26   70.18  120.18   98.80  195.55
-----------------------------------------------------------------------------------------------------------------------

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1997, the members of the Compensation Committee of the Company's Board of Directors initially consisted of Messrs. Baumer and Schrader and Wade Woodson, who resigned from the Company's Board of Directors effective as of February 25, 1998 after five years of distinguished service to the Company. In May 1997, Mr. Woodson was replaced on the Compensation Committee by Mr. Wilson, who between October 1997 and December 1997, was temporarily replaced on the Compensation Committee by Mr. Sharp. Effective as of February 25, 1998, Mr. Wilson was replaced on the Compensation Committee by Mr. Swett. Mr. Schrader is the Chairman of the Company's Board of Directors, President and Chief Executive Officer of the Company. None of such persons other than Mr. Schrader is an executive officer or employee of the Company.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Strategic Alliance With IXC

         General Terms. In February 1998, the Company acquired from IXC 20-year noncancellable indefeasible rights of use ("IRUs") in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth (the "PSINet IRUs") in selected portions across the IXC fiber optic telecommunications system within the United States (the "Available System"). The PSINet IRUs were acquired in exchange for the issuance to IXC of 10,229,789 shares of common stock of the Company, $.01 par value per share (the "Common Stock"), representing approximately 20% of the issued and outstanding Common Stock of the Company after giving effect to such issuance and having an aggregate market value of $78,641,502 based on the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market on such date of $7.6875 (the "IXC Initial Shares"), pursuant to an IRU and Stock Purchase Agreement, dated as of July 22, 1997, between the Company and IXC, as amended (the "IRU Purchase Agreement"). Under the IRU Purchase Agreement, if the fair market value of the IXC Initial Shares (based on the volume-weighted average closing market price per share of the Common Stock as reported by The Nasdaq Stock Market over the 20 trading day period immediately preceding the applicable date of determination) is less than $240 million at the earlier of one year following delivery and acceptance of the total amount of bandwidth corresponding to the PSINet IRUs or the fourth anniversary of the closing of the transaction (i.e., February 25, 2002) (the "Determination Date"), the Company will be obligated to provide IXC with additional shares of Common Stock (the "IXC Additional Shares" and, together with the IXC Initial Shares, the "IXC Transaction Shares") or, at the sole option of the Company, cash or a combination thereof equal to the shortfall (the "Contingent Payment Obligation"). The Company has the right to accelerate the Contingent Payment Obligation to any date (the "Acceleration Date") prior to the Determination Date. In addition, the right of IXC to receive IXC Additional Shares and/or cash pursuant to the Contingent Payment Obligation will terminate on such date as the fair market value of the IXC Initial Shares (as determined above) is equal to or greater than $240 million.

         IXC Transaction Shares. IXC has been granted certain demand and "piggyback" registration rights with respect to the IXC Transaction Shares pursuant to a registration rights agreement between IXC and the Company. Pursuant to the IRU Purchase Agreement, Ralph J. Swett, IXC Communications' chairman, was elected, effective as of the closing of the transaction, to the Company's Board of Directors, and the IRU Purchase Agreement provides that the Company's Chairman will recommend that Mr. Swett continue to be re-elected to the Company's Board for so long as IXC continues to own at least 95% of the IXC Initial Shares. In the event IXC proposes to sell or otherwise dispose of any of the IXC Transaction Shares (other than pursuant to a pledge to an unaffiliated third party lender), the Company has a right of first offer to acquire the shares proposed to be sold at the closing market price per share of the Common Stock (as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed) on the date notice of such
proposed  sale  is  given  to  the  Company.  In  addition,   neither  IXC,  IXC
Communications nor any of their controlled affiliates may sell or otherwise dispose of any shares of the Company's Common Stock during the six-month period preceding or following the Determination Date or during the six-month period following the Acceleration Date. Other than as set forth above and except for transfer restrictions existing from time to time under applicable federal and state securities laws, the IXC Transaction Shares are not subject to any transfer restrictions or to any voting restrictions or other agreements.

         PSINet IRUs. The total amount of bandwidth corresponding to the PSINet IRUs is contemplated to be delivered to the Company (to the extent then available) in specified minimum increments every six months during the two year period following the closing. IXC has granted the Company a security interest in, among other collateral, a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier and in a portion of certain other IRUs in IXC's fiber optic telecommunications system to secure the performance of IXC's obligations under the IRU Purchase Agreement to deliver the PSINet IRUs.

         IXC will provide customary operation and maintenance services with respect to the bandwidth delivered to the Company at specified prices and terms, the total cost of which to the Company on an annual basis is expected to be approximately $1.15 million per each 1,000 equivalent route miles of OC-48 bandwidth accepted under the IRU Purchase Agreement. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by the Company at agreed upon fees.

         Certain Restrictions on Use and Transfer of Bandwidth. PSINet may use the bandwidth acquired from IXC for any purpose in connection with the provision of Internet services and at a rate of DS-3 (45 Mbps) or less for non-Internet telecommunications transport, but is restricted from using such bandwidth to deliver any private line or long distance switched telephone services (based on non-Internet telephone switching technologies) to any third party.

         In addition, the Company may not effect any sale, swap, lease or other transfer of such bandwidth to any unaffiliated third party except (i) in connection with the offering of Internet connectivity services or (ii) in connection with a bona fide financing arrangement. Any transferee of bandwidth acquired from IXC, other than in connection with a bankruptcy of the Company, will be subject to the terms and conditions of the IRU Purchase Agreement, including, without limitation, the foregoing restrictions.

         Joint Marketing and Services Agreement. In connection with this transaction, on July 22, 1997, PSINet and IXC also entered into a Joint Marketing and Services Agreement (the "Marketing Agreement") pursuant to which each party will be entitled to market the products and services of the other.

         IXC. IXC is an indirect wholly owned subsidiary of IXC Communications. IXC Communications is one of the largest suppliers of digital transmission and long distance services in the United States. IXC Communications owns and operates one of the newest nationwide digital networks and makes network capacity available to local telephone companies, national and regional long distance carriers, value-added carriers, cable and utility companies and ISPs that offer residential and commercial customer services. IXC Communications services include 1+ switched and 1+ dedicated outbound calling, 800/888 switched and dedicated inbound calling, calling card and debit card services, high-speed digital bandwidth products and broadband services. IXC's principal offices are located at City View Center, 1122 Capitol of Texas Highway South, Austin, Texas 78746.

       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Price Waterhouse LLP, independent accountants, to audit and report on the financial statements of the Company for the year ending December 31, 1998. Price Waterhouse LLP has been employed by the Company as its independent accountants since 1990.

         Shareholders are asked to approve the action of the Board of Directors in appointing Price Waterhouse LLP. It is intended that, unless marked to the contrary, the shares represented by proxy shall be voted for the ratification of such appointment.

         It is expected that a representative of Price Waterhouse LLP will be present at the Annual Meeting to answer questions of shareholders and will have the opportunity, if desired, to make a statement.


                              SHAREHOLDER PROPOSALS

         The Company's Certificate of Incorporation and By-laws require any shareholder who wishes to bring any proposal before a meeting of shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Secretary of the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to the shareholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause
(i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Company to consider such proposal.

         Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

         The presiding officer at the Annual Meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the shareholder proposal or nomination to be considered at the Annual Meeting.

         Under the rules of the SEC, shareholder proposals intended to be presented at the next annual meeting (to be held in 1999) must be received by the Secretary of the Company on or before December 11, 1998 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170.

         A copy of the Company's Annual Report to Shareholders, which includes financial statements and related data, accompanies this Proxy Statement.

         According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be
"soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.


                                             By Order Of The Board Of Directors,



                                             David N. Kunkel
                                             Secretary

Dated:   April 10, 1998
         Herndon, Virginia